Exhibit (5)

TIAA-CREF Life Insurance Company [8500 Andrew Carnegie Boulevard] [Charlotte, NC 28262-8500]	For Home Office Use Only:
AG
RF
File No.

APPLICATION FOR INTELLIGENT VARIABLE ANNUITY

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY

SECTION A: Owner(s) Information

Primary Owner–Complete this section if the annuity will be owned by a person.

If the annuity will be owned by a Trust, skip to the Trust information requirements at the end of this section.

1.
Title First Name Middle Initial Last Name

2.	Sex:	☐ M	☐ F	3. Social Security #:	(Will be used as Tax ID of record)

4.	Date of Birth:

5.	Daytime phone #:	Evening phone #:

A residential address must be provided even if an alternative mailing address (i.e. P.O. Box) is used.

6.	Residential address:	Apt. #:

	City:	State:	Zip:

7.	Mailing address:		Apt. #:

	City:	State:	Zip:

8.	Email address:

Joint Owner – Complete this section only if the contract will have joint owner. Joint owners may only be husband and wife, domestic partners, civil union partners, or same -sex married couples.

☐	Check here to designate the Co-Owners as each other’s Primary Beneficiary.

1.
Title First Name Middle Initial Last Name

2.	Sex:	☐ M	☐ F	3. Social Security #:

4.	Date of Birth:

5.	Daytime phone #:	Evening phone #:

A residential address must be provided even if an alternative mailing address (i.e. P.O. Box) is used.

6.	Residential address:	Apt. #:

	City:	State:	Zip:

7.	Mailing address:		Apt. #:

	City:	State:	Zip:

8.	Email address:

ICC13 TCL-VA3-APP-RA	Page 1 of 7	TIPIA 9/13

Trust as Owner–If a Trust will own this contract, complete this portion only:

1.	Name of Trust:		2. Date of Trust:

3.	Name of Trustee:

4.	Taxpayer ID #:	5. Daytime phone #:

6.	Address/street:

City:	State:	Zip:

SECTION B: Annuitant Information

Complete only if you are naming someone other than the primary owner as the annuitant.

1.
Title First Name Middle Initial Last Name

2.	Sex: ☐ M ☐ F 3. Social Security #:

4.	Date of Birth:

5.	Daytime phone #:	Evening phone #:

6.	Residential address:		Apt. #:

City:	State:	Zip:

SECTION C: Replacement

This section must be completed by the owner(s) of the proposed contract.

1.	Do you presently own any existing individual life insurance policies or annuity contracts? ☐ Yes ☐ No

2.	Will any existing life insurance or annuity be replaced, changed, or used to fund the contract applied for in this application? ☐ Yes ☐ No

Company Name	Annuitant Name	Owner Name(s)	Policy / Contract Type	Policy / Contract Number	Business or Personal	Amount of Policy / Contract	Year Issued	Replacing	1035 Exch?
					☐ P ☐ B			☐ Yes ☐ No	☐ Yes ☐ No
					☐ P ☐ B			☐ Yes ☐ No	☐ Yes ☐ No
					☐ P ☐ B			☐ Yes ☐ No	☐ Yes ☐ No

SECTION D: Annuity Star ting Date

Begin income benefit payments on: (select one option)

☐	First available day of (the Month) (in Year)

☐	At annuitant’s age

☐	At annuitant’s maximum allowed age (age 90 for Life Annuity options or 95 for a Fixed Period Annuity)

ICC13 TCL-VA3-APP-RA	Page 2 of 7	TIPIA 9/13

SECTION E: Beneficiary Information

If you need more space to name your beneficiaries, please continue on a separate sheet of paper. Make sure to sign the additional page of instructions.

Spousal continuation is not available for domestic partners or civil union partners. [Same-sex married couples [are only / may only be] eligible for spousal continuation under the contract and under federal law to the extent their marriage is legally recognized in the state of issue of the contract for which you are applying.]

If you checked the box in Section A to designate each other’s Primary Beneficiary, only designate Contingent Beneficiaries below.

Full Legal Name of Beneficiary or Trust and Trustee(s)	Address (incl. Country of Residence) and Telephone Number	Relationship to Insured(s)	Benefit %	Date of Birth or Date of Trust	Social Security or Tax ID #	Primary (P) or Contingent (C)
☐ Primary ☐ Contingent
☐ Primary ☐ Contingent
☐ Primary ☐ Contingent
☐ Primary ☐ Contingent

IF THE SPOUSE, DOMESTIC PARTNER OR CIVIL UNION PARTNER OF THE OWNER IS NOT DESIGNATED AS THE BENEFICIARY FOR AT LEAST 50% OF THE DEATH PROCEEDS OF THE CONTRACT IN THE STATES LISTED BELOW, PLEASE COMPLETE THIS SECTION.

Spousal, Domestic Partner or Civil Union Partner Consent and Waiver – If the Owner and the Owner’s spouse, domestic partner or civil union partner currently reside or formerly resided in one of the community property states listed below, the Owner’s spouse, domestic partner or civil union partner should sign the consent and waiver. [(ALASKA, ARIZONA, CALIFORNIA, IDAHO, LOUISIANA, NEVADA, NEW MEXICO, TEXAS, WASHINGTON OR WISCONSIN)]

I, the undersigned spouse, domestic partner or civil union partner, consent to the beneficiary designation of any person or entity to receive the death proceeds from the above identified contract, and to the use of community property to contribute additional premiums to this contract. I understand and intend that this consent and waiver relinquishes any and all interest I may have in the ownership and proceeds of this contract, and any community property used to contribute additional premiums. This consent and waiver is effective as of the date it is signed.

NOTE: This consent and waiver does not affect my right to receive proceeds or income from the proceeds if I am named as a beneficiary of this contract or of a trust that owns this contract.

PLEASE PRINT Name of Spouse, Domestic Partner or Civil Union Partner

Signature of Spouse, Domestic Partner or Civil Union Partner		Date

PLEASE PRINT Name of Witness	Signature of Witness	Date

(Signature must be witnessed by someone other than a designated or potential beneficiary.)

ICC13 TCL-VA3-APP-RA	Page 3 of 7	TIPIA 9/13

SECTION F: Optional Benefits

1.	Guaranteed Minimum Death Benefit ☐ Yes ☐ No (If a box is not checked this benefit will not be included. It is only available at time of application.)

You may choose to include a Guaranteed Minimum Death Benefit (GMDB) option in your annuity contract. This option may only be elected at the time this application is completed and is irrevocable once elected. Under this option, we guarantee the value of the death benefit on the date it becomes payable to the first eligible beneficiary. (The guarantee does not cover the value after that date, so subsequent fluctuations will affect any beneficiaries who later become eligible for payment.) On that date, if the value of your accumulations is lower than the total amount of premiums you have paid, adjusted for any withdrawals you have taken, we will add the amount of the shortfall to the death benefit. The charge for this optional guarantee is an annual effective rate of 0.1% of your contract’s accumulation.

2.	Guaranteed Lifetime Withdrawal Benefit ☐ Yes ☐ No (If No is checked you may elect this benefit at a later date)

You may choose to make a Guaranteed Lifetime Withdrawal Benefit (GLWB) available under your contract. If you elect to make this option available, you must allocate some or all of your premium(s) to the Guaranteed Lifetime Withdrawal Benefit Eligible Account(s) identified in Part H of this application. You must be at least 45 years of age to elect to make this option available. If you do not elect to make this option available under your contract at this time, you may elect to do so at a later time. Please see the prospectus for a full description of all of the rules, restrictions and charges associated with this option.

For legally recognized domestic partners or civil union partners, the death of the owner or either joint owner will result in the termination of your annuity and any Guaranteed Lifetime Withdrawal Benefit election then in effect, and a lump-sum death benefit will become payable in accordance with the terms of the contract. [The above treatment [will / may] also apply to same sex married couples if the state of issue of the contract for which you are applying, does not legally recognize same-sex marriage.]

If you want to start this benefit now, please select one of the options below:

☐ Single Life: GLWB owner must also be the annuitant and at least age 55.

☐ Joint Life: GLWB owners both must be at least age 55 and one owner must be the annuitant.

Monthly Payment Day: Day of the month payment will be made (choose a day between 1 and 28):

If a box is not checked, you may start this benefit at a later date.

SECTION G: Premium Information

Initial Premium

1. Method of payment:	☐ Check submitted with this application	☐ Electronic Funds Transfer (EFT)

☐ Funds From Another Insurance Company (Tax Free 1035 Exchange)

2. Please indicate your initial premium: $ ($2500 Minimum)

To authorize one time initial premium by EFT, you must provide the following information:

Account Type: ☐ Checking ☐ Savings Account # Bank Transit #*

Name(s) on Account

Name and Address of Bank

Bank Telephone No.

*	Refer to the bottom of your check or savings deposit slip for the 9-digit number.

Additional Payments

Additional payments may be paid by Electronic Funds Transfer. The minimum amount per payment is $50. To authorize additional premium payments by EFT, you must provide the following information:

EFT Amount: $

Frequency:

☐	Twice per Month on the and (indicate days to draft account)

☐	Once a Month on the (indicate day to draft the account)

☐	Quarterly (1st of each quarter)

ICC13 TCL-VA3-APP-RA	Page 4 of 7	TIPIA 9/13

SECTION H: Premium Allocation Information

Your premium will be allocated 100% to the Money Market Account unless otherwise indicated below.

Use only whole percentages and the total of Option 1 and Option 2 must equal 100%.

If you are electing the Guaranteed Lifetime Withdrawal Benefit option, you must allocate a percentage to Option 1.

Option 1:

[TIAA-CREF Life Balanced (GLWB Account Allocation)]     %

Option 2:

[TIAA-CREF Life Balanced	%
TIAA-CREF Life Bond	%
TIAA-CREF Life Growth Equity	%
TIAA-CREF Life Growth & Income	%
TIAA-CREF Life International Equity	%
TIAA-CREF Life Large Cap Value	%
TIAA-CREF Life Money Market	%
TIAA-CREF Life Real Estate Securities	%
TIAA-CREF Life Small Cap Equity	%
TIAA-CREF Life Social Choice Equity	%
TIAA-CREF Life Stock Index	%
ClearBridge Variable Aggressive Growth Portfolio–Class 1%
ClearBridge Variable Small Cap Growth Portfolio–Class 1%
Credit Suisse Trust Commodity Return Strategy Portfolio	%
Delaware VIP Diversified Income Series–Standard Class	%
Delaware VIP International Value Equity-Series–Standard Class	%
Delaware VIP Small Cap Value Series–Standard Class	%
DFA VA Global Bond Portfolio	%
DFA VA Global Moderate Allocation Portfolio	%
DFA VA International Small Portfolio	%
DFA VA International Value Portfolio	%
DFA VA Short-Term Fixed Portfolio	%
DFA VA US Large Value Portfolio	%
DFA VA US Targeted Value Portfolio	%
Franklin Income Securities–Class 1%
Franklin Small-Mid Cap Growth Securities–Class 1%
ING Clarion Global Real Estate Portfolio-Class I	%

Janus Aspen Forty Portfolio–Institutional Shares	%
Janus Aspen Perkins Mid-Cap Value Portfolio–Institutional Shares	%
MFS Global Equity Series-Initial Class	%
MFS Investors Growth Stock Series-Initial Class	%
MFS Utilities Series-Initial Class	%
Mutual Shares Securities–Class 1%
Neuberger Berman AMT Large Cap Value Portfolio–I Class	%
Neuberger Berman AMT Mid Cap Intrinsic Value Portfolio–I Class	%
PIMCO VIT All Asset Portfolio–Institutional Class	%
PIMCO VIT Commodity Real Return Strategy Portfolio–Institutional Class	%
PIMCO VIT Emerging Markets Bond Portfolio–Institutional Class	%
PIMCO VIT Global Bond–Portfolio (Unhedged)–Institutional Class	%
PIMCO VIT Real Return Portfolio–Institutional Class	%
Prudential Series Fund–Jennison 20/20 Focus Portfolio–Class II	%
Prudential Series Fund–Natural Resources Portfolio–Class II	%
Prudential Series Fund–Value Portfolio–Class II	%
PVC Equity Income Account-Class 1%
Royce Capital Fund Micro–Cap Portfolio–Investment Class	%
Royce Capital Fund Small–Cap Portfolio–Investment Class	%
T. Rowe Price® Limited–Term Bond Portfolio	%
Templeton Developing Markets Securities–Class 1%
Wanger International	%
Wanger Select	%
Wanger USA	%
Western Asset Variable Global High Yield Bond Portfolio–Class I	%]

Total 100%

ICC13 TCL-VA3-APP-RA	Page 5 of 7	TIPIA 9/13

SECTION I: Application Authorization

IMPORTANT INFORMATION

—	This is an application for a flexible premium deferred variable annuity. The annuity applied for will not take effect unless and until, during the lifetimes of the proposed annuitant and owner(s), TIAA-CREF Life has received the initial premium and has approved this application. If the annuitant is not one of the contract owners, the annuitant consents to this application for an annuity based on his or her life. The owner(s) (not the annuitant) controls the contract. Subject to any transfer or assignment of rights, the owner(s) may exercise every right given by the contract without the consent of any other person. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than transfers and allocation of premiums. The contract has no provision for loans.

—	Contract values are based on the separate account assets and are not guaranteed and will decrease or increase with investment experience.

—	The owner(s) acknowledges the following: I have received a current prospectus for the Intelligent Variable Annuity contract and a current prospectus for the underlying funds, and have read and understand all provisions of this application.

—	The statements made in this application are to the best of my knowledge and belief. I/we acknowledge that any person who knowingly presents a false statement in an application for an annuity may be guilty of a criminal offense and subject to penalties under state law.

Under penalties of perjury I/we certify that the taxpayer identification number shown on this form is my correct social security number; and I am not subject to backup withholding due to failure to report interest and dividend income; and I am a U.S. person.

The Internal Revenue Service does not require your consent to any provision of this document other than certifications required to avoid backup withholding.

If the primary owner will be the annuitant, complete A only. If a person other than the primary owner will be the annuitant, complete A and B. If a Trust will own the contract, complete B and C.
A
X
Signature of primary owner	Date	City/State
X
Signatureof joint owner	Date	City/State

B
X
Signature of annuitant	Date	City/State

C
X
Signature of authorized Trustee	Date	City/State

Name of Trust		Trustee SSN

You must also complete the Trustee Declaration and Certification Form

D If you would like to receive the Statements of Additional Information, which supplement the prospectuses for the Intelligent Variable Annuity contract and the underlying funds, check here:

The Intelligent Variable Annuity contract and the TIAA-CREF Life Funds are distributed by TIAA-CREF Institutional & Individual Services, LLC.

CC13 TCL-VA3-APP- RA	Page 6 of 7	TIPIA 9/13

For Official Use Only - Agent Certification and Signature

AGENT CERTIFICATION Select the certification that applies

☐	I hereby certify that I have reviewed with the applicant (1) his/her answers to the replacement questions on the replacement form and (2) all the information in the application. I further certify that to the best of my knowledge and belief, the “applicant” does not intend to replace coverage under any existing life insurance policy or annuity contracts.

☐

I hereby certify that I have reviewed with the applicant (1) his/her answers to the replacement questions on the replacement form and (2) all the information in the application. I further certify that to the best of my knowledge and belief, the “applicant” does intend to replace coverage under any existing life insurance policy or annuity contracts.

If this sale involves a replacement transaction, please provide the requested information below:

Did you recommend replacement to the applicant?

☐ Yes Reason for recommending replacement:

☐ No Applicant’s reason for replacement:

☐ I provided the following sales material, and illustrations if applicable, to the applicant during the sale:

If standard materials were not used, include copies of the materials with this application.

Agent’s Name (print)	Agent’s License #	Agent’s Signature	Date

ICC13 TCL-VA3-APP-RA	Page 7 of 7	TIPIA 9/13